Exhibit 10.2
WATSON PHARMACEUTICALS, INC.,
as Issuer
and
Wells Fargo Bank, National Association,
as Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of May 7, 2010
to the Indenture dated as of August 24, 2009
5.000% Senior Notes due 2014
6.125% Senior Notes due 2019

Table of Contents

Page
ARTICLE 1. APPLICATION OF SUPPLEMENTAL INDENTURE	2

Section 1.01 Application of Second Supplemental Indenture	2

ARTICLE 2. DEFINITIONS	2

Section 2.01 Certain Terms Defined in the Indenture	2

ARTICLE 3. ADDITIONAL EVENT OF DEFAULT WITH RESPECT TO THE NOTES	2

Section 3.01 Event of Default	2

ARTICLE 4. MISCELLANEOUS	2

Section 4.01 Conflict with Trust Indenture Act	3
Section 4.02 New York Law to Govern	3
Section 4.03 Counterparts	3
Section 4.04 Separability Clause	3
Section 4.05 Ratification	3
Section 4.06 Effectiveness	3

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SECOND SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 7, 2010, between WATSON PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of August 24, 2009 (the “Base Indenture,” and together with the First Supplemental Indenture (as defined below) and this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;
     WHEREAS, the Company executed and delivered a First Supplemental Indenture , dated as of August 24, 2009 (the “First Supplemental Indenture”) pursuant to Section 201 of the Base Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its senior notes designated as its 5.000% Senior Notes due August 15, 2014 (the “2014 Notes”) and a series of its senior notes designated as its 6.125% Senior Notes due August 15, 2019 (the “2019 Notes,” and together with the 2014 Notes, the “Notes”), in an initial aggregate principal amount of $450,000,000 in the case of the 2014 Notes and $400,000,000 in the case of the 2019 Notes;
     WHEREAS, Section 901(3) of the Base Indenture provide that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);
     WHEREAS, Section 901(12) of the Base Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to conform text of the Indenture or the Securities to the applicable description of the Securities in the prospectus or any other offering document to the extent that such description in the prospectus or offering document was intended to be a verbatim recitation of a provision of this Indenture or the Securities;
     WHEREAS, the Description of the Notes in the Prospectus Supplement, dated August 18, 2009, with respect to the Notes included an Event of Default with respect to the Notes that was inadvertently not reflected in the First Supplemental Indenture;
     WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 102 and 903 of the Base Indenture to the effect that the execution and delivery of the Second Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Second Supplemental Indenture to be complied with by the Company have been complied with;

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     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and
     WHEREAS, all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid and legally binding instrument.
     NOW, THEREFORE:
     In consideration of the premises stated herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:
ARTICLE 1.
APPLICATION OF SUPPLEMENTAL INDENTURE
     Section 1.01 Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture or the First Supplemental Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture, the First Supplemental Indenture or any other document.
ARTICLE 2.
DEFINITIONS
     Section 2.01 Certain Terms Defined in the Indenture. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture and the First Supplemental Indenture, in each case, as amended hereby.
ARTICLE 3.
ADDITIONAL EVENT OF DEFAULT WITH RESPECT TO THE NOTES
     Section 3.01 Event of Default. Section 501 of the Base Indenture is hereby amended, in connection with this Second Supplemental Indenture and with respect to the Notes, by inserting the following clause (9):
(9)	Failure by the Company to comply with Section 3.04 of the First Supplemental Indenture.

ARTICLE 4.
MISCELLANEOUS
     Section 4.01 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act or deemed to be a part of and govern this Second Supplemental Indenture, such required or deemed provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.
     Section 4.02 New York Law to Govern. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute). The Trustee and the Company agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.
     The Trustee and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Second Supplemental Indenture or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Trustee or the Company relating thereto. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Trustee and the Holders entering into this Second Supplemental Indenture.
     Section 4.03 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 4.04 Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 4.05 Ratification. The Base Indenture, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.
     Section 4.06 Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

WATSON PHARMACEUTICALS, INC.
By:	/s/ Paul M. Bisaro
	Name:	Paul M. Bisaro
	Title:	President, Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President